                                                                     Exhibit 3.2

                                     BYLAWS


                                       OF


                             MYSTIC FINANCIAL, INC.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

                                    OFFICES

Section 1.    Registered Office.............................................   1
Section 2.    Additional Offices............................................   1

                                  ARTICLE II

                                 STOCKHOLDERS

Section 1.    Place of Meetings.............................................   1
Section 2.    Annual Meetings...............................................   1
Section 3.    Special Meetings..............................................   1
Section 4.    Notice of Meetings............................................   1
Section 5.    Waiver of Notice..............................................   2
Section 6.    Fixing of Record Date.........................................   2
Section 7.    Quorum........................................................   2
Section 8.    Conduct of Meetings...........................................   3
Section 9.    Voting; Proxies...............................................   3
Section 10.   Inspectors of Election........................................   4
Section 11.   Procedure for Nominations.....................................   4
Section 12.   Substitution of Nominees......................................   5
Section 13.   New Business..................................................   5

                                   ARTICLE III

                                  CAPITAL STOCK

Section 1.    Certificates of Stock.........................................   7
Section 2.    Transfer Agent and Registrar..................................   7
Section 3.    Registration and Transfer of Shares...........................   7
Section 4.    Lost, Destroyed and Mutilated Certificates....................   8
Section 5.    Holder of Record..............................................   8

                                  ARTICLE IV

                              BOARD OF DIRECTORS

                                                                            Page
                                                                            ----

Section 1.    Responsibilities; Number of Directors.........................   8
Section 2.    Qualifications................................................   8
Section 3.    Regular and Annual Meetings...................................   8
Section 4.    Special Meetings..............................................   9
Section 5.    Notice of Meetings; Waiver of Notice..........................   9
Section 6.    Conduct of Meetings...........................................   9
Section 7.    Quorum and Voting Requirements................................   9
Section 8.    Informal Action by Directors..................................  10
Section 9.    Resignation...................................................  10
Section 10.   Vacancies.....................................................  10
Section 11.   Compensation..................................................  10
Section 12.   Amendments Concerning the Board...............................  10

                                   ARTICLE V

                                  COMMITTEES

Section 1.    Standing Committees...........................................  11
Section 2.    Executive Committee...........................................  11
Section 3.    Audit Committee...............................................  11
Section 4.    Other Committees..............................................  12

                                  ARTICLE VI

                                   OFFICERS

Section 1.    Number........................................................  12
Section 2.    Term of Office and Removal....................................  13
Section 3.    Age Limitation of Officers....................................  13
Section 4.    President.....................................................  13
Section 5.    Vice Presidents...............................................  13
Section 6.    Secretary.....................................................  14
Section 7.    Treasurer.....................................................  14
Section 8.    Other Officers and Employees..................................  14
Section 9.    Compensation of Officers and Others...........................  14


                                  ARTICLE VII

                                   DIVIDENDS................................  14

                                                                            Page
                                                                            ----

                                 ARTICLE VIII

                                  AMENDMENTS................................  14

                                    BYLAWS

                                      OF

                            MYSTIC FINANCIAL, INC.



                                   ARTICLE I

                                    OFFICES

      Section 1. Registered Office. The registered office of Mystic Financial, Inc. (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

      Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.

                                  ARTICLE II

                                 STOCKHOLDERS

      Section 1. Place of Meetings. Meetings of stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, such meetings shall be held at the principal administrative office of the Corporation.

      Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

      Section 3. Special Meetings. Special meetings of stockholders, for any purpose, may be called at any time only by the Chairperson of the Board, the President, or by resolution of at least three-fourths of the directors then in office. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

      Section 4. Notice of Meetings. Except as otherwise required by law, written notice stating the place, date and hour of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting, either personally or by mail not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this
Article II, or at such other address as the stockholder shall have furnished in writing to the Secretary. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty (30) days, or, if after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 5. Waiver of Notice. Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except where a stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stock holders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed,
(a) the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next pre ceding the day on which the meeting is held, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      Section 7. Quorum. The holders of record of a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares of the capital stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. If less than a majority of such total number of votes is represented at a meeting, a majority of the number of votes so represented may adjourn the meeting from time to time without further notice, provided, that if such adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

      Section 8. Conduct of Meetings. The Chairperson of the Board or the President shall serve as chairperson at all meetings of the stockholders or, if the Chairperson of the Board or the President is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairperson at any meeting of stockholders held in such absence. The Secretary or, in his or her absence, such other person as the chairperson of the meeting shall appoint, shall serve as secretary of the meeting. The chairperson of the meeting shall conduct all meetings of the stockholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

      Section 9. Voting; Proxies. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each stockholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each stockholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall be in writing, signed by the stockholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date. If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such stockholders may cast all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. Except for the election of directors or as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of stockholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election.

      Section 10. Inspectors of Election. In advance of any meeting of stockholders, the Board shall appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairperson of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairperson of the meeting. The duties of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results and doing such acts as are proper to the conduct of the election or the vote with fairness to all stockholders. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

      Section 11. Procedure for Nominations. Subject to the provisions hereof, the Board, or a committee thereof, shall select nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Board, or a committee thereof, shall deliver written nominations to the Secretary at least sixty (60) days prior to the date of the annual meeting. Provided the Board, or committee thereof, makes such nominations, no nominations for directors except those made by the Board or such committee shall be voted upon at the annual meeting of stockholders unless other nominations by stockholders are made in accordance with the provisions of this Section 11. Nominations of in dividuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record of the Corporation entitled to vote for the election of directors at such meet ing who provides timely notice in writing to the Secretary as set forth in this Section 11. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 11, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) such person's written consent to serve as a director, if elected, and (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, (ii) the class and number of shares of the Corporation which are owned of record by such stockholder and the dates upon which he or she acquired such shares, (iii) a description of all arrangements or understandings between the stockholder and nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (iv) the identification of any person employed, retained or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee together with the required written consent. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 11.

     The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof, and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

      Section 12. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 11 of this Article II and shall thereafter become unwilling or unable to stand for election to the Board, the Board or a committee thereof may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 11 of this Article II had such substitute nominee been initially pro posed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.

      Section 13. New Business. Any new business to be taken up at the annual meeting at the request of the President or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 13, no other proposal shall be acted upon at the annual meeting. Any proposal offered by any stockholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 13, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A stockholder's notice to the Secretary shall set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting; (b) the name and address of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the stockholder and the dates upon which he or she acquired such shares;

(d) the identification of any person employed, retained, or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; and (e) such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a stockholder's proposal from the Corporation's proxy materials.

     The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof, and, if the chairperson should so determine, the chairperson shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.


                                  ARTICLE III

                                 CAPITAL STOCK

      Section 1. Certificates of Stock. Certificates representing shares of stock shall be in such form as shall be determined by the Board. Each certificate shall state that the Corporation will furnish to any stockholder upon request and without charge a statement of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each class or series of stock and the qualifications or restrictions of such preferences and/or rights, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer agent or agents as they are issued. Each certificate shall state the registered holder's name and the number and class of shares and shall be signed by President and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case any officer who shall have signed any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

      Section 2. Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

      Section 3. Registration and Transfer of Shares. Subject to the provisions of the Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accom panied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. Subject to the provisions of the Certificate of Incorporation of the Corporation, a record shall be made of each transfer.

      Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

      Section 5. Holder of Record. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                  ARTICLE IV

                              BOARD OF DIRECTORS

      Section 1. Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than five (5) nor more than fifteen (15) directors (other than directors elected by the holders of shares of any series of preferred stock). Within the foregoing limits, the number of directors shall be determined only by resolution of the Board. A Chairperson of the Board shall be appointed annually by the duly elected members of the board of directors. A minimum of two (2) directors shall be persons other than officers or employees of the Corporation or its subsidiaries and shall not have a relationship which, in the opinion of the Board (exclusive of such persons), could interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No more than two directors shall be officers or employees of the Corporation or its subsidiaries.

      Section 2.     Qualifications.  Each director shall be at least twenty-one
(21) years of age and be a resident of the Commonwealth of Massachusetts.

      Section 3. Regular and Annual Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the stockholders, or, with notice, at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place, within or without the State of Delaware, for the holding of regular meetings of the Board without notice other than such resolution.

      Section 4. Special Meetings. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairperson of the Board or the President. Special meetings of the Board shall also be called by the Secretary upon the written request, stating the purpose or purposes of the meeting, of at least sixty percent (60%) of the directors then in office, but in any event not less than five (5) directors. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation's regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

      Section 5. Notice of Meetings; Waiver of Notice. Except as otherwise provided in Section 3 of this Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile or other electronic transmission, and at least five
(5) days notice of meetings shall be given if given in writing and delivered by courier or by postage prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meet ing by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6. Conduct of Meetings. Meetings of the Board shall be presided over by the Chairperson of the Board or the President or such other director or officer as the Chairperson of the Board shall designate, and, in the absence or incapacity of the President or the Chairperson of the Board, the presiding officer shall be the then senior member of the Board in terms of length of service on the Board (which length of service shall include length of service on the Board of Directors of Medford Co-operative Bank and any predecessors thereto). The Sec retary or, in his absence, a person appointed by the President, Chairperson of the Board (or other presiding person), shall act as secretary of the meeting. The President, Chairperson of the Board (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. At the discretion of the President or the Chairperson of the Board, any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

      Section 7. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Certificate of Incorporation, but not less than one-third (1/3) of the total number. If less than a required quorum is present, the majority of those directors present shall adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

      Section 8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

      Section 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the President or Chairperson of the Board. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

      Section 10. Vacancies. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of Preferred Stock, vacancies in the office of director, including vacancies created by newly created director ships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of Preferred Stock, no person shall be so elected a director unless nominated by the Nominating Committee. Subject to the rights of holders of Preferred Stock, any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

      Section 11. Compensation. From time to time, as the Board deems necessary, the Board shall fix the compensation of directors, and officers of the Corporation in such one or more forms as the Board may determine.

      Section 12. Amendments Concerning the Board. The number and other restrictions and qualifications for directors of the Corporation as set forth in these Bylaws may be altered only by a vote, in addition to any vote required by law, of two-thirds of the entire Board or by the affirmative vote of the holders of record of not less than eighty percent (80%) of the total votes eligible to be cast by holders of all outstanding shares of capital stock of the Corporation enti tled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.

                                   ARTICLE V

                                  COMMITTEES

      Section 1. Standing Committees. At each annual meeting of the Board, the Nominating Committee of the board of directors may designate from their own number, by resolution adopted by a majority of the entire Board, the following committees:

     (a) Executive Committee

     (b) Audit Committee

which shall be standing committees of the Board. The Board shall appoint a director to fill any vacancy on any committee of the Board. The members of the committees shall serve at the pleasure of the Board.

      Section 2. Executive Committee. The Executive Committee of the Board, if constituted, shall consist of at least four (4) members, as shall be appointed by Board resolution or these Bylaws. The President and Chairperson of the Board shall be members of the Executive Committee. Three (3) members of the Executive Committee, at least two (2) of whom must be non-officer directors, or such other number of members as the Board may establish by resolution, shall constitute a quorum for the transaction of business. The vote of a majority of members present at any meeting including the presiding member, who shall be eligible to vote, shall consti tute the action of the Executive Committee.

      The Chairperson of the Board, with the approval of the Board of Directors, shall designate the officer or director to serve as chairperson of the Executive Committee. In the absence of the chairperson of the Executive Committee, the committee shall designate, from among its membership present, a person to preside at any meeting held in such absence. The Executive Committee shall designate, from its membership or otherwise, a secretary who shall report to the Board at its next regular meeting all proceedings and actions taken by the Executive Committee. The Executive Committee shall meet as necessary at the call of the President or at the call of a majority of the members of the Executive Committee.

      The Executive Committee shall, to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board, exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation in the intervals between the meetings of the Board.

      Section 3. Audit Committee. The Audit Committee shall consist of at least three (3) members whose background and experience are financial and/or business management related, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries, an attorney who receives a fee or other compensation for legal services rendered to the Corporation or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee. The Board shall designate one member of the committee to serve as chairperson of the committee. The Audit Committee shall meet annually, at the call of the chairperson of the committee and may hold such additional meetings as the chairperson of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Corporation to determine its true financial condition, and shall present a report of examination to the Board at the Board's next regular meeting following the meeting of the Audit Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board.
The Audit Committee shall make recommendations to the Board in relation to the employment of accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Audit Committee shall review and evaluate the procedures and performance of the Corporation's internal auditing staff. A quorum shall consist of at least one-third of the members of the committee, and in no event less than two (2) members of the committee.

      Section 4. Other Committees. The Board may by resolution authorize such other committees as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. The members of each committee so authorized shall be appointed by the Board from members of the Board. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board.

                                  ARTICLE VI

                                   OFFICERS

      Section 1. Number. The Board shall, at each annual meeting, elect a Chief Executive Officer, a President, a Secretary and such other officers as the Board from time to time may deem necessary or the business of the Corporation may require. Any number of offices may be held by the same person except that no person may simultaneously hold the offices of President and Secretary.

      The election of all officers shall be by the Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner above provided. Each person elected shall have such authority, bear such title and perform such duties as provided in these Bylaws and as the Board may prescribe from time to time. All officers elected or ap pointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

      Section 2. Term of Office and Removal. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished or he or she is removed. Except for the Chief Executive Officer and the President, any officer may be removed at any regular meeting of the Board with or without cause by the Board. The Board may remove the Chief Executive

Officer and the President at any time, with or without cause, only by a vote of two-thirds of the non-officer directors then holding office at any regular or special meeting of the Board called for that purpose.

      Section 3. President. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board, oversee all the major activities of the Corporation and its subsidiaries and be responsible for assuring that the policy decisions of the Board are implemented as formulated. The President or Chairperson of the Board shall preside at all meetings of the stockholders and at all meetings of the Board and of the Executive Committee and make recommendations to the Board regarding appointments to all committees. The President shall be responsible, in consultation with such officers and members of the Board the President deems appropriate, for planning the growth of the Corporation. The President shall be responsible for stockholder relations and relations with investment bankers or other similar financial institutions and shall be empowered to designate officers of the Corporation and its subsidiaries to assist in such activities. The President shall be principally responsible for exploring and reporting to the Board all opportunities for mergers, acquisitions and new business. The President, under authority given to the President shall have the authority to sign instruments in the name of the Corporation. The President shall have general supervision and direction of all of the Corporation's officers and personnel, subject to and consistent with policies enunciated by the Board. The President shall have such other powers as may be assigned to the President by the Board or its committees.

      Section 4. Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these Bylaws, the Board, or the President as permitted by the Board.

      Section 5. Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the stockholders in a book or books to be kept for that purpose. The Secretary shall perform such executive and administrative duties as may be assigned by the Board, Chairperson of the Board, or the President. The Secretary shall have charge of the seal of the Corporation, shall submit such reports and statements as may be required by law or by the Board, shall conduct all correspondence relating to the Board and its proceedings and shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, Chairperson of the Board or the President.

      Section 6. Treasurer. The Treasurer shall be responsible for the maintenance of adequate systems and records. The Treasurer shall see that all expenditures are made in accordance with procedures duly established from time to time by the Board. The Treasurer shall make such reports as may be required by the Board or as are required by law.

      Section 7. Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep a record of all assets, liabilities, receipts, disbursements and other financial transactions and shall see that all expenditures are made in accordance with procedures duly established from time to time by the Board. The Chief Financial Officer shall make such reports as may be required by the Board or as are required by law.

      Section 8. Other Officers and Employees. Other officers and employees appointed by the Board shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or the President.

      Section 9. Compensation of Officers and Others. The compensation of all officers, employees and agents shall be fixed from time to time by the Board, or by any committee or officer authorized by the Board to do so.

                                  ARTICLE VII

                                   DIVIDENDS

      The Board shall have the power, subject to the provisions of law and the requirements of the Certificate of Incorporation, to declare and pay dividends out of surplus (or, if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where there is an impairment of capital stock), to pay such dividends to the stockholders in cash, in property or in shares of the capital stock of the Corporation and to fix the date or dates for the payment of such dividends.

                                 ARTICLE VIII

                                  AMENDMENTS

      These Bylaws, except as provided by applicable law or the Certificate of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed at any regular meeting of the entire Board by the vote of two-thirds of the Board; provided, however, that (a) a notice specifying the change or amendment shall have been given at a previous regular meeting and entered in the minutes of the Board; (b) a written statement describing the change or amendment shall be made in the notice mailed to the directors of the meeting at which the change or amendment shall be acted upon; and (c) any Bylaw made by the Board may be altered, amended, rescinded or repealed by the holders of shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Certificate of Incorporation and/or these Bylaws. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.